Exhibit 99.2
BlackSky Announces Pricing of Upsized $160 Million Convertible Senior Notes Offering
HERNDON, Va.--BlackSky Technology Inc. (NYSE: BKSY) (“BlackSky”) today announced the pricing of $160 million principal amount of 8.25% Convertible Senior Notes due 2033 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $125 million aggregate principal amount of notes. BlackSky also granted the initial purchasers of the notes an option to purchase for settlement during a 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $25 million principal amount of the notes. The sale of the notes is expected to close on July 22, 2025, subject to customary closing conditions.
The notes will be general unsecured obligations of BlackSky and will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 8.25% per year. The notes will mature on August 1, 2033 unless earlier converted, redeemed or repurchased.
Holders may convert all or any portion of their notes, at their option, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, BlackSky will pay or deliver, as the case may be, cash, shares of BlackSky’s Class A common stock or a combination of cash and shares of BlackSky’s Class A common stock, at BlackSky’s election.
The conversion rate of the notes will initially be 27.1909 shares of BlackSky’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $36.78 per share of Class A common stock). The initial conversion price of the notes represents a premium of approximately 30% over the last reported sale price of BlackSky’s Class A common stock on The New York Stock Exchange on July 17, 2025, and will be subject to customary anti-dilution adjustments. In addition, following certain corporate events that occur prior to the maturity date or if BlackSky delivers a notice of redemption, it will, under certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.
BlackSky may not redeem the notes prior to August 4, 2028. BlackSky may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on or after August 4, 2028 and prior to the 26th scheduled trading day immediately preceding the maturity date, if the last reported sale price of BlackSky’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which BlackSky provides notice of redemption, and if certain liquidity conditions are satisfied, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Holders of notes may require BlackSky to repurchase for cash all or any portion of their notes on August 6, 2030 at a repurchase price equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest to, but excluding August 6, 2030. In addition, if BlackSky undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require BlackSky to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
BlackSky estimates that the net proceeds from the offering will be approximately $153.7 million (or $177.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and commission and estimated offering expenses payable by BlackSky. BlackSky intends to use approximately $103.1 million of the net proceeds from the offering to repay outstanding borrowings (and pay the related prepayment premium) under, and terminate, its secured term loan facility and approximately $10.2 million of the net proceeds from the offering to repay borrowings (and pay the related prepayment premium) under, and terminate, its secured revolving credit facility. BlackSky intends to use the remainder of the net proceeds for general corporate purposes, which may include working capital, operating expenses, capital expenditures, and strategic investments in complementary capabilities. If the initial purchasers exercise their option to purchase additional notes, BlackSky expects to use the net proceeds from the sale of the additional notes for other general corporate purposes, as described above.
Neither the notes nor the shares of BlackSky’s Class A common stock issuable upon conversion of the notes, if any, have been registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence systems that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.
With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY.
Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. The forward-looking statements in this release include express or implied statements about the closing of the offering of the notes and the anticipated use of the net proceeds from the offering.  Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors, including, without limitation, stock market conditions, our ability to satisfy the closing conditions in the purchase agreement and our ability to complete the offering on the expected terms or at all, could cause actual future events or results to differ materially from those expressed or implied by the forward-looking statements in this press release. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this communication, and subsequent events and developments could cause our assessments to change. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Additional risks and uncertainties are identified and discussed in BlackSky’s most recent Annual Report on Form 10-K and other disclosures about BlackSky and its business included in BlackSky’s disclosure materials filed from time to time with the SEC.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com

Media Contact
Pauly Cabellon
Sr. Director, External Communications
bksypr@blacksky.com